UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2012

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective March 1, 2012, Randal W. Scott, Ph. D., Executive Chairman of the Board of Genomic Health, Inc. (the “Company”) will become the Chief Executive Officer of a wholly-owned subsidiary of the Company to be formed to focus on medical applications of the human genome.  Dr. Scott will continue to serve as a member of the Company’s board of directors.  Effective March 1, 2012, Kimberly J. Popovits, President and Chief Executive Officer of the Company, will assume the additional role of Chairman of the Board, and Julian C. Baker will become lead independent director.

(e)

2012 Corporate Bonus Plan

On February 5, 2012, the Compensation Committee of Board of Directors (the “Board”) of the Company finalized the implementation of the Company’s 2012 cash bonus plan for members of the Company’s management committee, including the Company’s executive officers (the “Bonus Plan”), by approving target bonus percentages for the Company’s executive officers under the Bonus Plan.  The Bonus Plan is a discretionary cash incentive award plan designed to align incentive awards for each participant’s individual performance with the Company’s corporate objectives.  The independent members of the Board approve corporate objectives relating to the Bonus Plan for each half of 2012, based on the recommendation of the Compensation Committee of the Board. Eligibility to participate in the plan and actual award amounts are not guaranteed and are determined, in the case of the Company’s executive officers, at the discretion of the independent members of the Board upon the recommendation of the Compensation Committee of the Board. Each of the Company’s executive officers has a funding target under the plan expressed as a percentage of his or her annual base salary for the 2012 fiscal year, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate and individual performance. Target bonus percentages for the Company’s executive officers are as follows: Kimberly J. Popovits – 50%; Randal W. Scott, G. Bradley Cole, Steven Shak and Dean L. Schorno – 40%; and Joffre B.Baker – 35%.

Corporate performance objectives for the Bonus Plan will be established and measured for each half of 2012, with the results averaged to determine the funding pool for members of the Company’s management committee, including its executive officers. Corporate objectives for the first half of 2012 include financial and business performance objectives, representing 46% of the overall first half objectives, pipeline progress objectives, representing 27% of the overall first half objectives, research (genomic technology and biology) related objectives, representing 12% of the overall first half objectives, infrastructure development objectives, representing 10% of the overall first half objectives, and personnel development objectives, representing 5% of the overall first half objectives.

2012 Annual Compensation

On February 5, 2012, the Compensation Committee of the Board, after initial determination by the independent members of the Board, finalized the approval of the following changes to the compensation of certain of the Company’s named executive officers effective February 1, 2012:

For Kimberly J. Popovits, President and Chief Executive Officer, her annual base salary was increased from $490,000 to $600,000.

For Randal W. Scott, Executive Chairman, his annual base salary was increased from $350,000 to $400,000.

For G. Bradley Cole, Chief Operating Officer, his annual base salary was increased from $425,000 to $460,000.

For Steven Shak, Chief Medical Officer, his annual base salary was increased from $410,000 to $450,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2012

GENOMIC HEALTH, INC.

By	/s/ Dean L. Schorno
Name:	Dean L. Schorno
Title:	Chief Financial Officer